Ex-Filing Fees

CALCULATION OF FILING FEE TABLES

S-1

AmperCap Acquisition Company

Table 1: Newly Registered and Carry Forward Securities

Line Item Type	Security Type	Security Class Title	Notes	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit		Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee

Newly Registered Securities
Fees to be Paid	Equity	Ordinary shares included as part of the units	(1)	Other	14,375,000	$			$0.0001381	$0.00
Fees to be Paid	Equity	Share Rights (as defined below) included as part of the units	(2)	Other	14,375,000				0.0001381	0.00
Fees Previously Paid	Equity	Units, each consisting of one ordinary share, $0.0001 par value, and one right (a "Share Right") to receive one-tenth (1/10) of one ordinary share	(3)	457(a)	14,375,000		10.00	143,750,000.00		19,851.88
Fees to be Paid	Equity	Ordinary shares underlying Share Rights included as part of the units	(4)	Other	1,437,500		$10.00	$14,375,000.00		$1,985.19

Total Offering Amounts:								$158,125,000.00		21,837.07
Total Fees Previously Paid:										0.00
Total Fee Offsets:										21,837.07
Net Fee Due:										$0.00

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Offering Note(s)

(1)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(a).

Pursuant to Rule 416, there are also being registered an indeterminable number of additional securities as may be issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

No additional registration fee is payable pursuant to Rule 457(g) under the Securities Act.
(2)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(a).

Pursuant to Rule 416, there are also being registered an indeterminable number of additional securities as may be issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

No additional registration fee is payable pursuant to Rule 457(g) under the Securities Act.
(3)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(a) under the Securities Act of 1933, as amended (the “Securities Act”).

Includes 1,875,000 units, consisting of 1,875,000 ordinary shares and 1,875,000 Share Rights, which may be issued upon exercise of a 45-day option granted to the underwriters to cover over-allotments, if any.
(4)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(a).

Pursuant to Rule 416, there are also being registered an indeterminable number of additional securities as may be issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

Table 2: Fee Offset Claims and Sources

Line Item Type	Registrant or Filer Name	Notes	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source

Rules 457(b) and 0-11(a)(2)
Rule 457(p)
Fee Offset Claims	AmperCap Acquisition Co	(1)	S-1	333-294363	03/17/2026		$21,837.07	Equity	Units, each consisting of one ordinary share, $0.0001 par value, and one-half of one redeemable warrant	14,375,000	$31,266.70	$
Fee Offset Sources	AmperCap Acquisition Co		S-1	333-294363		03/17/2026		Equity	Ordinary shares underlying redeemable warrants included as part of the units				31,266.70

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Rule 457(p) Statement of Withdrawal, Termination, or Completion:

(1)	The registrant previously paid filing fee in connection with the registration statement on Form S-1 (File No. 333-294363) filed on March 17, 2026, which initially registered units, each consisting of one ordinary share, $0.0001 par value, and one-half of one redeemable warrant, ordinary shares included as part of the units, redeemable warrants included as part of the units, and ordinary shares underlying redeemable warrants included as part of the units.

Pursuant to Rule 457 under the Securities Act, a portion of the previously paid filing fee is being applied to the filing fee associated with the rights and the ordinary shares underlying the rights. Accordingly, the filing fee table has been revised to reflect the replacement of warrants with rights, and no additional filing fee is due with respect to the portion previously paid. The filing fee previously paid attributable to securities no longer being registered has been offset against the filing fee due for the securities registered hereby.